Exhibit 10.5
RAPTOR PHARMACEUTICALS CORP.
2006 EQUITY INCENTIVE PLAN

2008 Plan Amendment

WHEREAS, Raptor Pharmaceuticals Corp. (the “Company”) maintains the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan, as originally adopted on May 15, 2006 and amended on February 28, 2007 (the “Plan”), and the Company’s Board of Directors (the “Board”) is responsible for administering the Plan;
WHEREAS, pursuant to Section 20 of the Plan, the Board (or a committee designated by the Board) has the authority to amend the Plan at any time; and
WHEREAS, the Board has determined that it is in the interests of Plan participants to amend the Plan to comply with Section 409A of the Internal Revenue Code.
NOW THEREFORE BE IT RESOLVED, the Plan is amended, effective as of January 1, 2009, in the following manner:
1. Section 5.4 of the Plan is amended by replacing “eighty-five percent (85%)” with “one hundred percent (100%)”.
2. All Plan references to section numbers and defined terms are amended to reflect the above modifications.
3. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions, and provisions of the Plan, except as noted above.
IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, hereby adopts and executes this 2008 Amendment to the Plan, this 22nd day of December, 2008.
Raptor Pharmaceuticals Corp.
By: /s/ Kim R. Tsuchimoto
Its: Chief Financial Officer